Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
8/26/2025	22	6.49523	(3)
8/27/2025	130	6.53927	(4)
8/28/2025	101	6.57021	(5)
8/29/2025	1,306	6.21948	(6)
9/9/2025	4	7.25880	(7)
9/10/2025	20	7.64994	(8)
9/11/2025	28	7.65025	(9)
9/12/2025	23	7.88087	(10)
9/15/2025	94	7.30670	(11)
9/19/2025	1091	7.01918	(12)
9/25/2025	153	7.01690	(13)
10/14/2025	1,095,236	11.76862	(14)
10/15/2025	1,263,727	11.92812	(15)
10/16/2025	443,171	12.05505	(16)
10/17/2025	33,987	11.96878	(17)
10/20/2025	372,857	12.09203	(18)
10/21/2025	38,145	12.09262	(19)
10/22/2025	65,123	12.22689	(20)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $6.49523 per share, at prices ranging from $6.47 to $6.53 per share

(4) Reflects a weighted average purchase price of $6.53927 per share, at prices ranging from $6.5 to $6.71 per share.

(5) Reflects a weighted average purchase price of $6.57021 per share, at prices ranging from $6.5155 to $6.85 per share.

(6) Reflects a weighted average purchase price of $6.21948 per share, at prices ranging from $6.125 to $6.40 per share.

(7) Reflects a weighted average purchase price of $7.25880 per share, at prices ranging from $7.21 to $7.31 per share.

(8) Reflects a weighted average purchase price of $7.64994 per share, at prices ranging from $7.5966 to $7.7585 per share.

(9) Reflects a weighted average purchase price of $7.65025 per share, at prices ranging from $7.41 to $7.73 per share.

(10) Reflects a weighted average purchase price of $7.88087 per share, at prices ranging from $7.79 to $7.94 per share.

(11) Reflects a weighted average purchase price of $7.30670 per share, at prices ranging from $7.23 to $7.42 per share.

(12) Reflects a weighted average purchase price of $7.01918 per share, at prices ranging from $6.88 to $7.07 per share.

(13) Reflects a weighted average purchase price of $7.01690 per share, at prices ranging from $6.94 to $7.14 per share.

(14) Reflects a weighted average purchase price of $11.76862 per share, at prices ranging from $11.595 to $11.97 per share.

(15) Reflects a weighted average purchase price of $11.92812 per share, at prices ranging from $11.71 to $12.02 per share.

(16) Reflects a weighted average purchase price of $12.05505 per share, at prices ranging from $11.97 to $12.11 per share.

(17) Reflects a weighted average purchase price of $11.96878 per share, at prices ranging from $11.96 to $11.97 per share.

(18) Reflects a weighted average purchase price of $12.09203 per share, at prices ranging from $11.97 to $12.15 per share.

(19) Reflects a weighted average purchase price of $12.09262 per share, at prices ranging from $12.07 to $12.17 per share.

(20) Reflects a weighted average purchase price of $12.22689 per share, at prices ranging from $12.16 to $12.27 per share.

Date	Number of Shares Sold	Price Per Share($) (1)(2)
8/26/2025	22	6.47038	(3)
8/27/2025	19	6.66368	(4)
8/28/2025	17	6.74011	(5)
8/29/2025	16	6.34951	(6)
9/4/2025	1	6.66
9/8/2025	286	7.47937	(7)
9/9/2025	1,027	7.59199	(8)
9/10/2025	20	7.64881	(9)
9/11/2025	113	7.76442	(10)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $6.47038 per share, at prices ranging from $6.4203 to $6.505 per share.

(4) Reflects a weighted average purchase price of $6.66368 per share, at prices ranging from $6.58 to $6.71 per share.

(5) Reflects a weighted average purchase price of $6.74011 per share, at prices ranging from $6.71 to $6.8164 per share.

(6) Reflects a weighted average purchase price of $6.34951 per share, at prices ranging from $6.33 to $6.3607 per share.

(7) Reflects a weighted average purchase price of $7.47937 per share, at prices ranging from $7.24 to $7.5195 per share.

(8) Reflects a weighted average purchase price of $7.59199 per share, at prices ranging from $7.17 to $7.68 per share.

(9) Reflects a weighted average purchase price of $7.64881 per share, at prices ranging from $7.613 to $7.6983 per share.

(10) Reflects a weighted average purchase price of $7.76442 per share, at prices ranging from $7.59 to $7.84 per share.